SUB-ADVISORY AGREEMENT

Merrimac Advisors Company
One Coronado Place
6201 Uptown Boulevard N.E.
Albuquerque, New Mexico  87100

Gentlemen:

Lakeview Securities Corporation ("LSC") is a registered investment advisor under the Investment Advisers Act of 1940, as amended ("Advisers Act"). LSC serves as investment adviser to Investors Research Fund, Inc. (the "Fund"), an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Act") pursuant to an Investment Advisory Agreement dated December 27, 1993 (the "Fund Agreement"). The Fund is engaged in the business of investing and reinvesting its assets in securities of the type, and in accordance with the limitations specified in the Prospectus, Application and Statement of Additional Information dated January 30, 1996, which is part of its effective Registration Statement filed with the U.S. Securities and Exchange Commission (collectively, the "Fund Prospectus"). Merrimac Advisors Company ("Merrimac" or "you") is a registered investment advisor under the Advisers Act. Fredric J. French, President, director and sole shareholder of Merrimac and a director of the Fund, is familiar with the investment strategies employed by LSC in managing the investment and reinvestment of Fund assets and may be of assistance to LSC in carrying out its duties and responsibilities under the Fund Agreement. LSC hereby retains Merrimac as its sub-adviser for the consideration and upon the terms and conditions hereinafter set forth:

1. Merrimac has received copies of, and is familiar with, each of the following:

     (a)  The Articles of Incorporation of the Fund;

     (b)  The By-Laws of the Fund;

     (c)  The Fund Agreement;

     (d)  The Fund's Portfolio Compliance Checklist;

     (e)  The Fund Prospectus;

     (f)  The Fund's Code of Ethics;

     (g)  LSC's Code of Ethics.

LSC will furnish to Merrimac from time to time copies of all amendments of or supplements to the foregoing, if any.

In carrying out its duties and responsibilities as sub- advisor to LSC, Merrimac shall at all times act in a manner that is consistent with the investment policies, objectives and restrictions as set forth in the Fund Prospectus. Furthermore, in the performance of Merrimac's duties hereunder, it shall at all times act in a manner consistent with the provisions contained in the documents delivered to Merrimac pursuant to this Section 1, as each of the same may, from time to time be amended or supplemented.

2. LSC employs Merrimac to assist LSC in managing the investment and reinvestment of Fund assets and, without limiting the generality of the foregoing, to review Fund investments and to recommend and, when directed by LSC, effect investment changes whenever such changes appear to LSC to be desirable. In addition, you are to perform all statistical, research, economic, and analysis services necessary or convenient to the performance of your duties as investment adviser. You will submit to LSC and the Fund such reports relating to the valuation of the Fund's securities as LSC may reasonably request. Such services shall be rendered directly to LSC. In addition, upon the request of LSC or the Fund, you will provide reasonable assistance to LSC, the Fund, and to the underwriter of the Fund shares and other persons duly authorized to market Fund shares, in the marketing and promotion of Fund shares. You will promptly deliver to LSC and the Fund, for their review, not less than three (3) business days prior to any other use, any marketing and promotional materials prepared by you for or making reference to the Fund. You agree not to use any marketing, advertising or promotional material regarding or making reference to LSC or the Fund that have been objected to in writing by LSC or the Fund. All advice and recommendations provided by you to LSC will be consistent with the investment policies, objectives and restrictions of the Fund.

3. It is understood that you will from time-to-time employ or associate with yourself such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you, and you agree to employ such persons as are reasonably necessary to carry out your obligations to all of your clients. You will provide to LSC and the Fund in writing, promptly following request, such information regarding itself and the Fund's investments as shall be necessary for the preparation of periodic reports to the Fund's stockholders and such other documents and papers as may be required to comply with applicable laws and the rules, regulations and other requirements of the Securities and Exchange Commission or other federal, state or local governmental agencies including, without limitation registration statements on Form N-1A, semi-annual reports on Form N-SAR, proxy statements, periodic statements and reports, other shareholder communications, and "blue sky" filings. You agree to permit inspection by officers and directors of LSC and/or the Fund, upon reasonable notice and at reasonable times, of all records, books, correspondence, stockholder lists, and other papers and documents maintained or prepared by you in connection with the Fund's business and affairs. Furthermore, you agree to maintain, preserve and make available all such records in accordance and compliance with Section 31 of the Act, Section 204 of the Advisers Act and all governmental regulations and requirements, as applicable to you in your capacity as sub-adviser to the Fund. You agree that all records prepared or maintained by you in connection with the Fund's business and affairs will be the property of the Fund.

4. You will make recommendations with respect to the purchase and sale of securities for or on account of the Fund. To carry out such decisions, you are hereby authorized, as LSC's sub- advisor and attorney-in-fact, to place orders in the Fund's name for the investment and reinvestment of Fund assets when and as directed by LSC. Notwithstanding the foregoing, all procedures for making changes in the Fund's portfolio of securities, including procedures for the placing and confirmation of orders with brokers and dealers, shall at all times be and remain under the direction and control of the Fund's board of directors and officers. You will, however, maintain such records and perform such duties in connection with the Fund's portfolio of securities as may be reasonably requested by LSC, and as may be required by applicable governmental laws and regulations.

5. LSC will provide you with all information under its control which may be reasonably required for the performance of your duties hereunder, and to advise you promptly of any changes in the Fund's policies which may affect any of your obligations hereunder. Except as otherwise specifically provided hereinabove, you shall have no obligation to provide supervisory or administrative services in connection with the general business and affairs of the Fund.

6. You will assist LSC in its reporting to the board of directors of the Fund at each regularly scheduled meeting thereof all changes in the Fund's portfolio since the prior report, and will furnish to LSC from time-to-time such information as you may believe appropriate concerning the Fund's portfolio, whether concerning the individual companies whose securities are included in the Fund's portfolio, the industries in which they are engaged, or the conditions prevailing in the economy generally. You will also furnish to LSC such statistical and analytical information with respect to securities in its portfolio as you may believe appropriate or as LSC or the board of directors of the Fund may reasonably request. In making purchases and sales of securities, you will bear in mind the policies set from time-to-time by LSC and the board of directors of the Fund as well as the limitations imposed in the Fund Prospectus, the Act, and the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies. All powers of control over the Fund's investments shall at all times be and remain in the Fund's directors and officers, but this section shall not be construed to relieve LSC or Merrimac from their various obligations to carry out the investment functions delegated either under the Fund Agreement or this Agreement.

7. In consideration of the services to be rendered by you, LSC agrees to pay to you a quarterly fee equal to the Applicable Percentage (as defined below) of (a) the quarterly fee paid to it by the Fund under paragraph 7 of the Fund Agreement less (b) any portion of the net expenses of the Fund incurred by the Fund during each of its fiscal years or portions thereof that this Agreement is in effect which, as to the Fund in any such year, exceeds the limits applicable to the Fund under the laws or regulations of any state in which Fund shares are qualified for sale (reduced pro rata for any portion of less than a year). The Applicable Percentage shall mean (i) for the first 12 months of the term of this Agreement, eighty percent (80%) and (ii) for each 12- month period thereafter, fifty percent (50%) or such other percentage as the parties may mutually agree. An estimated fee shall be paid in advance on or before the tenth day of the first month of the applicable quarter, subject to reconciliation based on the actual fee paid to LSC by the Fund and excess net expenses of the Fund for such quarter. Any overpayment of the quarterly fee shall be repaid by you to LSC upon demand. Any underpayment of the quarterly fee shall be paid to you within 30 days of the end of such quarter.

8. LSC shall expect of you, and you will give LSC the benefit of your best judgment and effort in rendering services to LSC and the Fund, and LSC agrees as an inducement to your undertaking these services that neither you, nor your officers, directors, shareholders, employees or agents, or any affiliates of the foregoing shall be liable for any mistake of judgment, or opinion relating to portfolio and investment matters of the Fund, except for lack of good faith, provided that nothing herein shall be deemed to protect or purport to protect, you against any liability to the Fund or its stockholders, or LSC to which you would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of your obligations and duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

9. This Agreement shall become effective as of the date of approval of this Agreement by the Fund, and shall continue in effect until the first anniversary of such date, and thereafter for successive twelve-month periods (computed from each anniversary date), provided that such continuance is specifically approved at least annually by the board of directors of the Fund in accordance with
Section 15(c) of the Act or by vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Act) of the Fund, and, by a majority of the board of directors who are not parties to this Agreement or interested persons (as defined in Section 2(a)(19) of the Act) of any such party. This Agreement shall be terminated, without the payment of any penalty, upon the termination or expiration of the Fund Agreement. This Agreement may be terminated, without the payment of any penalty, (a) by a vote of a majority of the board of directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to you, (b) by you on 60 days' written notice to LSC, or (c) by LSC on 60 days' written notice to you. If, within 90 days after the date hereof, this Agreement shall not have been approved by the Fund, you will be entitled to terminate this Agreement upon notice to LSC and will be entitled to any fees earned by you as provided in Paragraph 7. Termination of this Agreement shall not be deemed to terminate or otherwise invalidate any other agreement between Merrimac and LSC, except as otherwise provided herein. Furthermore, termination of this Agreement shall not be deemed to terminate or otherwise invalidate the Advisory Agreement between the Fund and LSC.

10. This Agreement may not be transferred, assigned, sold, or in any manner hypothecated or pledged by you, and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed to them by governing law and interpretations thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder. You may assign this Agreement in a transaction in which you rely bona fide upon Rule 2a-6 under the Act upon notice to LSC and the Fund.

11. In the event this Agreement is terminated for any reason and no subsequent agreement is entered into between you and LSC, all fees due to you hereunder shall be prorated as of the effective date of termination and paid within five
(5) business days thereafter. Upon such termination or within a reasonable time thereafter, you shall surrender to LSC all books, records, correspondence, stockholders' lists and other papers and documents pertaining to the Fund which are in your possession or control.

12. No provision of this Agreement may be changed or waived orally, but only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought, and no amendment of this Agreement shall be effective until approved by (a) the Board of Directors of the Fund, including a majority of the directors who are not interested persons of LSC, Merrimac or the Fund, cast in person at a meeting called for the purpose for voting on such approval, and (b) a majority of the outstanding voting securities of the Fund, as defined in the Act. Nothing in this Agreement shall be construed as a change in, modification or amendment to the Fund Agreement.

13. Except to the extent necessary to enable you to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict the right of Merrimac or of Frederic J. French to engage in any other aspects of the investment advisory or management business or any business ancillary thereto, or the right of Fredric J. French, upon the consent of LSC, or any of your other officers, directors, shareholders, or employees, or any affiliates thereof, to engage in any business, including acting as investment advisor or manager for any other person or entity or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render portfolio management or advisory services of any kind to any other corporation, firm, individual, trust or association.

14. LSC acknowledges and agrees that you may obtain from broker-dealers approved by LSC or the board of directors of the Fund, supplemental research, market and statistical information for use with respect to the Fund. The term "research, market and statistical information" includes, without limitation, advice as to the value of securities, the advisability of investing, purchasing and selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and performance of accounts. LSC understands that such information will be in addition to and not in lieu of the services required to be performed by you under this Agreement and that your expenses will not necessarily be reduced as a result of the receipt of such information. LSC also acknowledges that such information may be useful to you and your affiliates in providing services to clients other than the Fund, and that not all such information will at all times be used by you in connection with the Fund. Finally, LSC acknowledges that information provided to you and your affiliates by brokers and dealers through whom other clients of yours effect securities transactions may be useful to you in providing services to the Fund. Accordingly, LSC understands that investment decisions for the Fund may not, at all times, be made independently from those of other accounts managed by you and your affiliates. In furtherance of the foregoing, LSC agrees that, when the same securities are purchased for or sold by the Fund and any such other accounts you shall allocate such purchases and sales in a manner deemed by you to be fair and equitable to all of the accounts, including the Fund and, subject to your obtaining the best price and execution for your clients (which shall not necessarily mean the lowest commission available), brokers and dealers providing research, market and statistical information may be engaged to effect transactions on behalf of the Fund.

15. All notices and communications to be made hereunder shall be in writing shall be delivered to LSC or to you, as the case may be, by U.S. certified mail, return receipt requested, postage prepaid, by commercial courier or by personal delivery, in each case to the address set forth in this Agreement or to such other person or address as shall be identified by written notice as provided herein. Any notice or communication sent by mail as aforesaid, shall be deemed delivered three (3) business days after deposit in the U.S. mail; any notice sent personally or by commercial courier shall be deemed delivered upon confirmation of receipt at such address.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois and to the extent applicable, the Act and the Advisor Act. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

17. In connection with the purchase or sale of portfolio securities for the account of the Fund, neither you nor any of your directors, officers or employees will act as principal or agent, or receive any commission. You shall, at the time you place any order to purchase or sell portfolio securities on behalf of the Fund, inform LSC of any financial interest you have in the issuer of the securities being purchased or sold. Each Access Person, as defined in Rule 17(j)-1 in the Act, of Merrimac will provide personal trading reports to a designated representative of LSC in accordance with the Fund's Code of Ethics.

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18. Nothing in this Agreement  shall be construed so as to make LSC and Merrimac partners or joint venturers. Except in the performance of its duties hereunder, Merrimac is and shall be an independent contractor. Unless otherwise expressly provided or authorized, Merrimac shall have no authority to act for or represent the Fund in any way or otherwise be deemed to be an agent of the Fund or of LSC.

19. Merrimac has delivered to LSC and the Fund its Codes of Ethics. Merrimac agrees that any amendments that it may adopt to its Code of Ethics shall be submitted to and reasonably satisfactory to LSC.

If the foregoing is satisfactory to you, please indicate your acceptance by signing below.

Very truly yours,

LAKEVIEW SECURITIES CORPORATION
333 West Wacker Drive
Suite 1010
Chicago, Illinois  60601

By:
Title:

Accepted this ___ day of
______________________, 1997

MERRIMAC ADVISORS COMPANY

By:
Title:

Acknowledged this ___ day of
________________________, 1997

INVESTORS RESEARCH FUND, INC.

By:
Title:
                                     - 64 -